Exhibit 10.3

EXECUTIVE COMPENSATION PLAN 2005

EFFECTIVE DATE: JANUARY 1, 2005

SUMMARY OF TERMS

Name:	Preston Romm
Title:	CFO
Base Salary	$247,000
On-Plan Bonus Target (as% of Base)	50%
Total On-Plan Cash Compensation Target:	$370,000

PURPOSE

The objectives of this Plan are:

                        To maintain focus on retaining revenue related to sales to Sun Microsystems and the profitability of delivering product to Sun;

                        To reward for diversification of Dot Hill’s customer base, while maintaining reasonable margin requirements

                        To reward for over-achievement of financial goals

BONUS MEASUREMENTS

The metrics used to calculate earned bonus are as follows:

Bonus Component	Overall Bonus Weighting	Your Bonus Target
Financial Goals Related to Sun Microsystems	50%	$61,750
Financial Goals Related to Non-Sun Customers	50%	$61,750
Total	100%	$123,500

Financial Goals Related to Sun Microsystems

The below matrix will be used to determine the percentage to be applied to your bonus target to derive the bonus earned.

% of Targeted Bonus Paid for Sun Financial Management

% of Budgeted Sun Revenue Attained
Above 115%	Above $262,499	0%	30%	45%	60%	66%	69%	72%
115%	$262,499	0%	29%	43%	58%	63%	66%	69%
110%	$251,086	0%	28%	41%	55%	61%	63%	66%
105%	$239,673	0%	26%	39%	53%	58%	60%	63%
100%	$228,260	0%	25%	38%	50%	55%	58%	60%
95%	$216,847	0%	20%	30%	40%	44%	46%	48%
90%	$205,434	0%	19%	28%	38%	41%	43%	45%
85%	$194,021	0%	13%	19%	25%	28%	29%	30%
Below 85%	Below $194,021	0%	0%	0%	0%	0%	0%	0%
		21%	22%	23%	24%	25%	26%	27%

Gross Margin on Sun Revenue

Financial Goals Not Related to Sun Microsystems

As it is imperative for the long-term success of Dot Hill to diversify its customer base, this Plan is intended to motivate and reward the executive team for obtaining new customers.

It is also important to manage the margin related to new customers.  As such, we will use the following matrix to determine the portion of the bonus

% of Targeted Bonus Paid for NON-Sun Financial Management

% of Budgeted NON Sun Revenue Attained
Above 115%	Above $88,000	0%	50%	75%	100%	125%	150%	200%
200%	$88,000	0%	38%	56%	75%	94%	113%	150%
150%	$66,000	0%	35%	53%	70%	88%	105%	140%
125%	$55,000	0%	31%	47%	63%	78%	94%	125%
100%	$44,000	0%	25%	38%	50%	63%	75%	100%
95%	$41,800	0%	20%	30%	40%	50%	60%	80%
90%	$39,600	0%	19%	28%	38%	47%	56%	75%
85%	$37,400	0%	13%	19%	25%	31%	38%	50%
below 85%	Below $37,400	0%	0%	0%	0%	0%	0%	0%
		19%	20%	21%	22%	23%	24%	25%

Gross Margin on NON Sun Revenue

The maximum bonus earnable by participants is 72% (maximum for Sun related financial results) plus 200% (maximum for non-Sun related financial results), or 272% of the targeted bonus.

EXAMPLE

(This is a sample only and does not necessarily reflect an actual situation.  This is used only for illustrative purposes and the actual Plan wording applies, not this example.)

ASSUMPTIONS

•                  Incentive Target is $100,000

•                  Sun revenue for the year ending Dec 31, 2005 is $220,000,000

•                  Margin on Sun revenue is 27%

•                  Non-Sun revenue for the year ending Dec 31, 2005 is $50,000,000

•                  Margin on Non-Sun revenue is 21%

CALCULATION

•                  Using the Sun Financial Results Table, intersection between $220M and 27% is:  44%

•                  Using the Non Sun Financial Results Table, intersection between $50M and 21% is: 47%

•                  44% + 47% = 91%

•                  $100,000 x 91% = $91,000

PAYMENT PROCESS AND TIMING

The Company must be profitable inclusive of bonus accrual in order for the bonus to be paid.

Bonus is paid annually as soon as practicable after an audit of the Company’s fiscal year 2005 results has been completed and after the Dot Hill Board of Directors and/or Compensation Committee (“BOC”) has approved the payment.

CHANGES

This Plan is subject to change at any time at the Company’s sole discretion.  The Company will endeavor to provide reasonable advance notice, but is no obligation to do so.

TERMINATION

You must be an employee in good standing on the last day of the fiscal year to be eligible for bonus payout.

ENTIRE AGREEMENT AND GENERAL

This Plan is governed by the laws of the State of California, excluding choice of law principles.  This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the parties.  If any provision of this Plan is found to be invalid or unenforceable, this Plan shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provision to render it consistent with the original intent of the parties.  The failure of a party to require performance of any obligations under this Plan shall not be deemed a waiver and shall not affect its right to enforce any provision of this Agreement at a subsequent time.

This Plan constitutes the entire understanding and agreement of the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements or understandings between the parties.

This Plan does not guarantee payment of any actual amount since it is conditioned on the factors noted above.

This Plan does not modify or amend in any manner the “at-will” status of the Participant and both parties reaffirm that the employment relationship between the Company and you as the Participant is one of employment “at-will” with either party having the right to terminate the relationship at any time with or without cause.

Any term or provision of the Plan may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by you and both the CEO and the Chairman of the Compensation Committee

Acknowledged and agreed as the Effective Date.

/s/ Preston Romm
Preston Romm

/s/ Jim Lambert
Jim Lambert, CEO